June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021 (November 1, 2021)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 1.01 – Entry into a Material definitive agreement

On November 2, 2021, ArcBest® (Nasdaq: ARCB) (the “Company,” “we,” us,” or “our”) entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”) to repurchase approximately $100 million of its common stock with available cash on hand.

As previously announced by the Company on November 1, 2021, the accelerated share repurchase program contemplated by the ASR Agreement (the “ASR”) is in addition to the Company’s existing share repurchase program, which currently has $41.9 million available.

Pursuant to the terms of the ASR Agreement, the Company will make an initial payment of $100 million to Morgan Stanley and will receive an initial delivery of 709,287 shares. The final number of shares to be repurchased will be based on the volume-weighted average price of the Company’s common stock during the term of the ASR, less a discount and subject to adjustments. At final settlement, under certain circumstances, Morgan Stanley may be required to deliver to the Company additional shares of the Company’s common stock, or the Company may be required to deliver to Morgan Stanley additional shares of the Company’s common stock (or, at the Company’s election, to make a cash payment to Morgan Stanley). The final settlement is expected to be completed in the first quarter of 2022.

The ASR Agreement contains the principal terms and provisions governing the ASR, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which Morgan Stanley is permitted to make adjustments to valuation and calculation periods and various acknowledgments, representations and warranties made by the Company and Morgan Stanley to one another.

The description of the ASR Agreement contained herein is qualified in its entirety by reference to the ASR Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

ITEM 8.01 – OTHER EVENTS

On November 1, 2021, ArcBest® (Nasdaq: ARCB) issued a press release announcing the approval by the Board of Directors of a quarterly cash dividend of $0.08 per share to holders of record on November 12, 2021, payable on November 26, 2021.

A copy of the press release is filed as an exhibit to this Report on Form 8-K.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release of ArcBest dated November 1, 2021.
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	November 3, 2021	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary